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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of Earliest Event Reported): July 13, 2006




                               THE BRINK'S COMPANY
             (Exact name of registrant as specified in its charter)


         Virginia                       1-9148                   54-1317776
         --------                       ------                   ----------
(State or other jurisdiction    (Commission File Number)        (IRS Employer
     of incorporation)                                      Identification No.)

                               1801 Bayberry Court
                                 P. O. Box 18100
                             Richmond, VA 23226-8100
                            (Address and zip code of
                          principal executive offices)

       Registrant's telephone number, including area code: (804) 289-9600



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

         [ ] Written communications pursuant to Rule 425 under the Securities
             Act (17 CFR 230.425)

         [ ] Soliciting materials pursuant to Rule 14a-12 under the Exchange Act
             (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01.   Entry into a Material Definitive Agreement.

On July 13, 2006, the Compensation and Benefits Committee of the Board of Directors of The Brink's Company (the "Company") approved stock option grants to numerous employees of the Company and its subsidiaries, including grants to the named executive officers (as defined in Regulation S-K, Item 402(a)(3)), pursuant to the shareholder approved 2005 Equity Incentive Plan. The named executive officers received options to acquire shares of Company common stock as follows: Michael T. Dan, 90,000; Robert T. Ritter, 35,000; Frank T. Lennon, 35,000; Austin F. Reed, 35,000; and James B. Hartough, 25,000. The stock options granted to the named executive officers were valued at the date of the grant and vest in roughly equal increments over a three year period, beginning on the first anniversary of the grant date.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 13, 2006, the Board of Directors amended Article VI of the Bylaws of the Company to reflect changes to the committee structure of the Board of Directors.

Item 9.01.   Financial Statements and Exhibits.

(d)   Exhibits.

3(ii) Bylaws of The Brink's Company, as amended and restated through July 13,
      2006.


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                THE BRINK'S COMPANY
                                (Registrant)

-
Date:    July 17, 2006          By:   /s/ Robert T. Ritter
                                      ------------------------------------------
                                      Robert T. Ritter
                                      Vice President and Chief Financial Officer


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                                  EXHIBIT INDEX


EXHIBIT           DESCRIPTION
-------           -----------

3(ii) Bylaws of The Brink's Company, as amended and restated through July 13, 2006.